                                                                 EXHIBIT 10.6(a)

================================================================================

                  FACILITY SITE LEASE AND EASEMENT AGREEMENT

                                     (L1)

                         Dated as of December 19, 2000

                                     among


                      SOUTHERN ENERGY MID-ATLANTIC, LLC,
                               as Ground Lessor

                                      and

                              MORGANTOWN OL1 LLC,
                               as Ground Lessee

                                      and

                    SOUTHERN ENERGY MD ASH MANAGEMENT, LLC



                              MORGANTOWN STATION


            LAND LOCATED IN THE 5/TH/ ELECTION DISTRICT, IN CHARLES
              COUNTY, MARYLAND, IN CONNECTION WITH TWO COAL-FIRED
                           ELECTRIC GENERATING UNITS

================================================================================

                               TABLE OF CONTENTS


                                                                                                       Page
SECTION 1  DEFINITIONS............................................................................................  3

SECTION 2  LEASE OF THE GROUND INTEREST...........................................................................  3
     Section 2.1  Lease of the Ground Interest....................................................................  3
     Section 2.2  Basic Site Lease Term...........................................................................  5
     Section 2.3  Renewal Site Lease Term.........................................................................  5
     Section 2.4  Return of the Ground Interest...................................................................  6
     Section 2.5  Terminability...................................................................................  7
     Section 2.6  Election to Surrender...........................................................................  8
     Section 2.7  Freight and Crate...............................................................................  8

SECTION 3  RENT...................................................................................................  9
     Section 3.1  Rent............................................................................................  9
     Section 3.2  Taxes and Assessments........................................................................... 10
     Section 3.3  Suspension of Rent and Other Payments........................................................... 12

SECTION 4  QUIET ENJOYMENT; RELEASE RIGHTS AND RESERVED RIGHTS.................................................... 12
     Section 4.1  Ground Lessee's Right of Quiet Enjoyment........................................................ 12
     Section 4.2  Ground Lessor's Release Rights.................................................................. 13
     Section 4.3  Ground Lessor's Reserved Rights................................................................. 13
     Section 4.4  No Liability for Exercise of the Ground Lessor's Rights ........................................ 15
     Section 4.5  Release Rights and Reserved Rights Binding on Third Parties..................................... 15

SECTION 5  USE OF THE GROUND INTEREST BY THE GROUND LESSEE........................................................ 16

SECTION 6  TRANSFER OF THE GROUND INTEREST........................................................................ 16

SECTION 7  LIENS.................................................................................................. 17
     Section 7.1  Liens by the Ground Lessee...................................................................... 17
     Section 7.2  Liens by the Ground Lessor...................................................................... 18

SECTION 8  MAINTENANCE AND REPAIR................................................................................. 18

SECTION 9  SITE IMPROVEMENTS...................................................................................... 19
     Section 9.1   Required Site Improvements....................................................................  19
     Section 9.2   Optional Site Improvements....................................................................  19
     Section 9.3   Title to Site Improvements....................................................................  19

SECTION 10   EASEMENTS...........................................................................................  20
     Section 10.1  Reservation of Easements by Ground Lessor on Facility Site....................................  20
     Section 10.2  Grant of Easements from Ground Lessor to Ground Lessee on Retained Morgantown Land............  20
     Section 10.3  Grant of Easements from Southern Ash to Ground Lessee on the Faulkner Flyash Facility Site....  20
     Section 10.4  Access to Easement Areas......................................................................  20
     Section 10.5  Maintenance of Easement Areas.................................................................  21

                                                                                                                  Page
     Section 10.6  Use of Easement Areas.........................................................................  21
     Section 10.7  Relocation of Easements.......................................................................  21
     Section 10.8  Modifications to Easement Areas...............................................................  22
     Section 10.9  Abandonment...................................................................................  22
     Section 10.10 Damage or Destruction.........................................................................  23
     Section 10.11 Interference with Use.........................................................................  23
     Section 10.12 No Cost.......................................................................................  23
     Section 10.13 Covenants Running with the Land...............................................................  23

SECTION 11   INSURANCE...........................................................................................  23

SECTION 12   EVENTS OF LOSS......................................................................................  24

SECTION 13   WAIVER OF PARTITION.................................................................................  25

SECTION 14   GROUND LESSOR'S RIGHT TO PERFORM....................................................................  25

SECTION 15   SECURITY FOR THE GROUND LESSEE'S OBLIGATION UNDER THE LESSOR NOTES..................................  26
     Section 15.1  Security for the Ground Lessee's Obligation under the Lessor Notes............................  26
     Section 15.2  Limitations on Granting Leasehold Liens.......................................................  26
     Section 15.3  Discharge of Leasehold Liens..................................................................  27

SECTION 16   NONMERGER OF REVERSIONARY INTEREST..................................................................  27

SECTION 17   MISCELLANEOUS.......................................................................................  27
     Section 17.1  Amendments and Waivers........................................................................  27
     Section 17.2  Notices.......................................................................................  27
     Section 17.3  Survival......................................................................................  29

                                                                                                             Page
     Section 17.4    Successors and Assigns.................................................................  29
     Section 17.5    Governing Law..........................................................................  30
     Section 17.6    Severability...........................................................................  30
     Section 17.7    Counterparts...........................................................................  30
     Section 17.8    Headings and Table of Contents.........................................................  30
     Section 17.9    Further Assurances.....................................................................  31
     Section 17.10   Effectiveness of Facility Site Lease...................................................  31
     Section 17.11   Limitation of Liability................................................................  31
     Section 17.12   Measuring Life.........................................................................  31
     Section 17.13   Memorandum.............................................................................  31

SECTION 18  LENDER PROTECTIVE PROVISIONS....................................................................  32
     Section 18.1    Notices................................................................................  32
     Section 18.2    Default and Cure Rights................................................................  32
     Section 18.3    Assignment.............................................................................  33
     Section 18.4    Extension Options......................................................................  33
     Section 18.5    New Agreement..........................................................................  33
     Section 18.6    Amendment..............................................................................  34
     Section 18.7    No Merger..............................................................................  34
     Section 18.8    Estoppel Certificates..................................................................  34
     Section 18.9    Lease Indenture Trustee Rights.........................................................  34

SECTION 19  SUBDIVISION.....................................................................................  34

EXHIBIT A   Description of Morgantown Land
EXHIBIT B   Description of the Facility
EXHIBIT C   Description of the Facility Land
EXHIBIT D   Description of the Faulkner Flyash Facility Site
EXHIBIT E   Intentionally Deleted
EXHIBIT F   Easements on Facility Site
EXHIBIT G   Easements on Retained Morgantown Land
EXHIBIT H   Easements on Faulkner Flyash Facility Site
EXHIBIT I   Intentionally Deleted
EXHIBIT J   Plan Depicting Easements

                                                                  EXHIBIT 4.8(a)

                  FACILITY SITE LEASE AND EASEMENT AGREEMENT

                                     (L1)

       This FACILITY SITE LEASE AND EASEMENT AGREEMENT (L1), dated as of December 19, 2000 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this "Facility Site Lease"),
                                                     -------------------
among SOUTHERN ENERGY MID-ATLANTIC, LLC, a Delaware limited liability company, (the "Ground Lessor"), MORGANTOWN OL1 LLC, a Delaware limited liability company,
      -------------
(the "Ground Lessee") created for the benefit of SEMA OP1 LLC, a Delaware
      -------------
limited liability company (the "Owner Participant") and SOUTHERN ENERGY MD ASH
                                -----------------
MANAGEMENT, LLC, a Delaware limited liability company (solely for the purposes of being bound by the terms, covenants and conditions contained in Section 10 hereof (including, without limitation, the granting of the easements set forth in Section 10.3 hereof)) ("Southern Ash").
                           ------------


                                  WITNESSETH:

       WHEREAS, the Ground Lessee is governed by the Limited Liability Company Agreement, dated as of December 18, 2000 (the "Lessor LLC Agreement"), between
                                               --------------------
Wilmington Trust Company, acting thereunder not in its individual capacity but solely as independent manager (the "Owner Manager") and the Owner Participant;
                                    -------------

       WHEREAS, pursuant to the Land Deed and the Bill of Sale dated as of the date hereof, the Ground Lessor has acquired from Potomac Electric Power Company or its successors or assigns ("Pepco"), inter alia, that certain land in the
                               -----
5/th/ Election District, in Charles County, Maryland, and more particularly described in Exhibit A attached hereto and made a part hereof (the "Morgantown
             ---------                                              ----------
Land"), together with certain improvements and fixtures located thereon or
----
thereunder (the "Morgantown Improvements"), other than the Facility;
                 -----------------------

       WHEREAS, pursuant to the Facility Deed and the Bill of Sale, the Ground Lessee has acquired from Pepco an undivided ownership interest in the Facility (which interest is defined in Appendix A to the Participation Agreement as the "Undivided Interest") and which Facility includes (1) the Morgantown Base-Load
 ------------------
Units 1 and 2 comprised of the 1,164 megawatt (net) coal-fired electric generating units and (2) certain other improvements and fixtures which are located above-ground, all as more particularly described in Exhibit B attached
                                                            ---------
hereto and made a part hereof, as a tenant-in-common with the other owners of undivided ownership interests in the Facility;

       WHEREAS, the Facility is located on that certain portion of the Morgantown Land more particularly described in Exhibit C attached hereto and
                                               ---------
made a part hereof (the "Facility Land"), and, with respect to the transmission
                         -------------
lines only (which transmission lines are included as
part of the Facility, as described on Exhibit B attached hereto), on a portion
                                      ---------
of the Retained Morgantown Land (that portion of the Retained Morgantown Land on which the transmission lines are located is referred to as the "Retained
                                                                --------
Morgantown Land Transmission Line Area");
--------------------------------------

       WHEREAS, all of the Morgantown Improvements located under the Facility Land are herein referred to as the "Leased Morgantown Improvements". The
                                    ------------------------------
Morgantown Land excluding the Facility Land is herein referred to as the

"Retained Morgantown Land".
-------------------------

       WHEREAS, the Facility Land and the Leased Morgantown Improvements (collectively, the "Facility Site") do not include the Facility or any part(s)
                    -------------
thereof, and no part of the Facility is being leased to the Ground Lessee hereunder;

       WHEREAS, pursuant to the Special Warranty Deed dated as of the date hereof, Southern Ash has acquired from Pepco that certain land in the 5/th/ Election District, in Charles County, Maryland, and more particularly described on Exhibit D attached hereto and made a part hereof (the "Faulkner Flyash
   ---------                                              ---------------
Facility Site"), together with the improvements and fixtures located thereon or
-------------
thereunder;

       WHEREAS, pursuant to this Facility Site Lease, (i) the Ground Lessor will reserve unto itself, its successors and assigns, certain non-exclusive easements for the Basic Site Lease Term (as defined herein) and, subject to the terms hereof, each Renewal Site Lease Term (as defined herein) and (ii) the Ground Lessor will lease to the Ground Lessee a 35.0% undivided leasehold interest in the Facility Site as a tenant-in-common with, pursuant to the Other Facility Site Leases, six (6) other owners of undivided leasehold interests in the Facility Site, and will grant to the Ground Lessee certain non-exclusive easements (such undivided leasehold interest, together with the non-exclusive easements granted to the Ground Lessee hereunder, and subject to the non-exclusive easements reserved by the Ground Lessor hereunder, and together with, and subject to all easements and appurtenances (including those granted by Pepco pursuant to the Easement, License and Attachment Agreement (Morgantown Station) dated on or about the date hereof among Pepco, Ground Lessor and Southern Energy Piney Point, LLC ("SEPP"), which is intended to be recorded in the appropriate
                   ----
recorder's office in Charles County, Maryland (excluding any rights granted therein to Ground Lessor and SEPP in connection with the oil pipeline conveyed by Pepco to SEPP) (the "Ground Interest") for the Basic Site Lease Term and,
                        ---------------
subject to the terms hereof, each Renewal Site Lease Term;

       WHEREAS, the Ground Lessee and such six (6) other owners of undivided leasehold interests in the Facility Site, after execution and delivery of this Facility Site Lease and the Other Facility Site Leases, will own in the aggregate one hundred percent (100%) of the leasehold interests in the Facility Site; and

       WHEREAS, the rights and obligations of the Ground Lessor and the Ground Lessee under this Facility Site Lease are further subject to the terms and provisions of the Ownership and Operation Agreement.

       NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1  DEFINITIONS

       Capitalized terms used in this Facility Site Lease, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement (L1), dated as of December 18, 2000 (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), among the Ground Lessor, the Ground
           -----------------------
Lessee, the Owner Manager, the Owner Participant and State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee and as Lease Indenture Trustee. The general provisions of Appendix A to the Participation Agreement shall apply to terms used in this Facility Site Lease.

SECTION 2  LEASE OF THE GROUND INTEREST

Section 2.1  Lease of the Ground Interest.

           (a) Upon the terms and conditions set forth in this Facility Site Lease, the Ground Lessor hereby leases to the Ground Lessee, and the Ground Lessee hereby leases from the Ground Lessor, the Ground Interest.

           (b) The Ground Lessor and the Ground Lessee understand and agree that
(i) fee title to the Facility Site remains vested in the Ground Lessor, (ii) this Facility Site Lease is subject to the Permitted Encumbrances and (iii) title to the Undivided Interest is vested in the Ground Lessee.

           (c) The Ground Lessee understands and agrees that no portion of the Morgantown Land or any improvements located thereon or thereunder, other than the undivided interest in the Facility Land and the Leased Morgantown Improvements is being leased pursuant to this Facility Site Lease, and further, that the Ground Interest includes only the undivided interest in the Facility Land and the Leased Morgantown Improvements, together with and subject to any related easements. The Ground Lessor and the Ground Lessee each understand and agree that upon reasonable request of the other, at Ground Lessor's cost and expense (if such request is made by the Ground Lessor or by the Ground Lessee on or prior to the expiration or earlier termination of the Facility Lease and otherwise at the cost and expense of the requesting party), it shall promptly and duly execute and deliver such reasonable documents and further take reasonable action to acknowledge and confirm to the other or third parties specified by the other, either that (x) fee title in the Facility Site remains vested in the Ground Lessor, and the Ground Lessee has no rights to all or any portion of the Facility Site, except as set forth in this Facility Site Lease or any of the other Operative Documents or (y) title to the Undivided Interest is vested in the Ground Lessee and the Ground Lessor has no rights to all or any portion of the Undivided Interest, except as set forth in this Facility Site Lease or any of the other Operative Documents.

          (d) The parties agree that the Facility, Components, Replacement Components and all equipment at any time acquired by the Ground Lessee and located on the Facility Site and (with respect to the transmission lines only) the Retained Morgantown Land Transmission Line Area (but excluding any Severable Improvement, title to which, in each case, is reserved to the Ground Lessor) have been severed by agreement and intention of the parties hereto and of the other owners of an undivided ownership interest therein and (i) shall remain severed from the Facility Site and (with respect to the transmission lines only) the Retained Morgantown Transmission Line Area, (ii) shall be considered with respect to the interests of the parties hereto as the property of the Ground Lessee, (iii) even though attached to or affixed to or installed upon the Facility Site or the Retained Morgantown Land Transmission Line Area, shall not be considered to be fixtures or a part of the Facility Site and the Retained Morgantown Land Transmission Line Area or improvements thereto and (iv) shall not be or become subject to the lien of any mortgage or deed of trust heretofore or hereafter placed by the Ground Lessor. The Ground Lessor waives any rights it may have under the laws of the State of Maryland arising under this Facility Site Lease or otherwise to any Lien upon, or any right to distress or attachment upon, or any other interest in, any item constituting part of the Facility, Components, Replacement Components or any equipment and other property at any time acquired by the Ground Lessee and located on the Facility Site and (with respect to the transmission lines only) the Retained Morgantown Land Transmission Line Area (but excluding, for the avoidance of doubt, any Severable Improvement as provided above). The Ground Lessor acknowledges that the Ground Lessee is the equitable and beneficial owner of the Undivided Interest, Components, Replacement Components and all such other equipment and property relating solely to the Facility at any time acquired by the Ground Lessee and located on the Facility Site and (with respect to the transmission lines only) the Retained Morgantown Land Transmission Line Area and covenants and agrees that, subject to any limitations in and to the terms and conditions of this Facility Site Lease and the other Operative Documents, following the expiration or earlier termination of the Facility Lease and on, prior to or following (subject to the provisions of Section 2.7 hereof) the expiration or earlier termination of this Facility Site Lease, the Ground Lessee shall have the right to remove, from time to time, the Facility, Components, Replacement Components or any part thereof or any such other equipment and property relating solely to the Facility at any time acquired by the Ground Lessee and located on the Facility Site and the Retained Morgantown Land Transmission Line Area, from the Facility Site and the Retained Morgantown Land Transmission Line Area and the Ground Lessor hereby waives any claim it might have against the Ground Lessee for waste by virtue of such removal; provided, however, that the Ground Lessee shall not remove all or any portion of the Facility, or any such other equipment or property (i) prior to the expiration or earlier termination of the Facility Lease or (ii) necessary for the Facility Site and the Retained Morgantown Land Transmission Line Area to comply with the Requirements of Law.

          (e) The Ground Lessor hereby agrees that, if at any time on or prior to the expiration, termination or surrender of the Facility Lease, any Improvement is made (whether a Required Improvement or an Optional Improvement) and such Improvement is or will be located on land outside the then boundaries of the Facility Site, it shall, at any time prior to completion of such Improvement, grant to the Ground Lessee all appropriate real estate interests in and to the land underlying such Improvement, together with adjoining additional land, that would be necessary and appropriate in connection with the ownership and operation of such Improvement to its full use and benefit. At the request of the Ground Lessee, the Ground Lessor and the Ground Lessee shall enter into an amendment to this Facility Site Lease or other document (in recordable form) reflecting such real estate interest, all at no cost or expense to the Ground Lessee. The Ground Lessor and the Ground Lessee agree to cooperate with each other in connection with, and to use commercially reasonable efforts to minimize any costs and expenses (including, without limitation, Maryland recordation taxes) to be incurred as a result of, the granting of any such real estate interests. If at the time of the return of the Facility pursuant to the Facility Lease, title to any such Improvement remains with or is transferred to the Ground Lessor, the Ground Lessee shall surrender any real estate interests granted to the Ground Lessee with respect to any such Improvement.

Section 2.2 Basic Site Lease Term. The term of this Facility Site Lease shall commence on the Closing Date and shall terminate at 11:59 p.m. (EST) on December 18, 2045 (the "Basic Site Lease Term"), subject to earlier termination
               ---------------------
pursuant to Section 2.5 hereof, surrender pursuant to Section 2.6 hereof, or renewal pursuant to Section 2.3 hereof.

Section 2.3  Renewal Site Lease Term.

                (i) If the Ground Lessor exercises its option to renew the Facility Lease pursuant to Section 15.1(a) thereof (the "First Wintergreen
                                                         -----------------
Renewal Lease Option") and the reappraised remaining useful life of the Facility
--------------------
as set forth in the appraisal obtained in connection with such renewal extends beyond the Basic Site Lease Term, this Facility Site Lease shall automatically and without further act by any Person be renewed for a period commencing upon expiration of the Basic Site Lease Term and terminating on the earlier to occur of (x) December 18, 2099 and (y) the last day of the Facility's reappraised remaining useful life.

               (ii) If the Ground Lessor exercises its option to renew the Facility Lease pursuant to Section 15.1(b) thereof (the "Second Wintergreen
                                                         ------------------
Renewal Lease Option") and the reappraised remaining useful life of the Facility
--------------------
as set forth in the appraisal obtained in connection with such renewal extends beyond the then remaining Site Lease Term (as defined herein) (as extended pursuant to Section 2.3(a)(i) above), this Facility Site Lease shall automatically and without further act by any Person be renewed for a period commencing at the end of the Site Lease Term (as extended pursuant to Section 2.3(a)(i) above) and terminating on the earlier to occur of (x) December 18, 2099 and (y) the last day of the Facility's reappraised remaining useful life.

         (iii) If the Ground Lessor exercises any option to renew the Facility Lease pursuant to Section 15.2 thereof (the "FMV Renewal Lease Option") for a
                                             ------------------------
FMV Renewal Lease Term which extends beyond the then remaining Site Lease Term, this Facility Site Lease shall automatically and without further act by any Person be renewed for a period commencing at the end of the then remaining Site Lease Term and terminating on the earlier to occur of (x) December 18, 2099 and
(y) the last day of the FMV Renewal Lease Term for which the Facility Lease is so extended.

          (b) The Ground Lessee shall have the option during the Basic Site Lease Term and during any Renewal Site Lease Term to renew this Facility Site Lease for a period commencing upon the then expiration date of this Facility Site Lease and ending on the earlier to occur of (x) December 18, 2099 and (y) the last day of the reappraised remaining useful life of the Facility as set forth in an appraisal obtained in connection with any such renewal. The Ground Lessee may exercise such renewal option by written notice to the Ground Lessor that the Ground Lessee elects to renew this Facility Site Lease, given not earlier than eighteen (18) months prior to the end of, and no later than the end of, the Site Lease Term then in effect. The useful life of the Facility under this paragraph (b) shall be determined by an Independent Appraiser selected by the Ground Lessee and reasonably acceptable to the Ground Lessor. The Ground Lessee shall pay all expenses and fees of such Independent Appraiser.

          (c) Any extension of the Basic Site Lease Term under this Section 2.3 is referred to herein as a "Renewal Site Lease Term", and together with the
                            -----------------------
Basic Site Lease Term and all other Renewal Site Lease Terms, the "Site Lease
                                                                   ----------
Term".
----

Section 2.4  Return of the Ground Interest.

          (a) Return.  Upon any expiration or earlier termination or surrender
              ------
of this Facility Site Lease, the Ground Lessee, at its expense, if return is after the expiration or termination of the Site Sublease Term and not in connection with the termination or expiration of the Facility Lease and otherwise at no expense to the Ground Lessee, shall return the Ground Interest to the Ground Lessor by surrendering the Ground Interest into the possession of the Ground Lessor, without representation or warranty other than a warranty as to the absence of Owner Lessor Liens accompanied by a warranty of the Owner Participant as to the absence of Owner Participant Liens and upon the request of the Ground Lessor, shall execute, acknowledge and deliver a release and termination of this Facility Site Lease to be prepared by the Ground Lessor at its expense and in a form reasonably satisfactory to the Ground Lessee to be duly recorded at the Ground Lessor's expense in the appropriate recorder's office located in Charles County, Maryland. The obligations of the Ground Lessee under this Section 2.4 shall survive the termination of this Facility Site Lease.

           (b) Condition Upon Return.  If the Ground Interest is returned by
               ---------------------
the Ground Lessee upon or in connection with the termination of the Site Sublease Term, the Facility Site shall be returned in the same condition as returned to the Ground Lessee by the Ground Lessor under the Facility Site Sublease. If following the expiration or earlier termination of the Facility Site Sublease the Facility Site is being operated by the Ground Lessor or its Affiliate pursuant to the Ownership and Operation Agreement, the Ground Lessor shall accept the return of the Facility Site in the same condition as then being operated by the Ground Lessor or its Affiliate under the Ownership and Operation Agreement. If the Ground Interest is returned by the Ground Lessee pursuant to 2.4(a) hereof at any time after either or both of the aforesaid periods, in addition to the terms set forth in Section 2.4(a):

               (i) the Facility Site shall be in at least as good condition, ordinary wear and tear excepted, as it would have been in had it been maintained from and after the expiration of the Site Sublease Term in compliance with the provisions of this Facility Site Lease (including, without limitation, the provisions of Section 8 hereof), subject, nevertheless, to the conditions in effect at the time the Facility Site was returned to the Ground Lessee by the Ground Lessor under the Facility Site Sublease; and

               (ii) if the Ground Lessee has not exercised its rights under
Section 2.7 hereof or if it has exercised such rights but has accepted the Ground Lessor's offer to purchase the Undivided Interest, the Ground Lessee shall assign, without representation or warranty, an undivided interest equal to the Owner Lessor's Percentage in any and all licenses and permits of any Governmental Authorities or other Persons which are then in effect in connection with the use, operation or maintenance of the Facility Site and the Retained Morgantown Land Transmission Line Area that are not already issued in the name of the Ground Lessor, to the Ground Lessor or a transferee or designee of the Ground Lessor, to the extent such assignment is permitted by Requirements of Law and the provisions of such license or permit.

Section 2.5  Terminability.

           (a) Subject to Section 2.5(b) and Section 2.6 hereof, this Facility Site Lease shall not be terminated nor shall any of the rights granted or conveyed hereunder to the Ground Lessee be extinguished, diminished, lost or otherwise impaired, or be merged into or with any other estate, in whole or in part, by any circumstance of any character or for any reason whatsoever, including, without limitation, any of the following: (i) any loss or destruction of, or damage to, the Facility or any Component or interruption or cessation in use or possession thereof or any part thereof by the Ground Lessee or the Ground Lessor for any reason whatsoever and of whatever duration, (ii) the condemnation, requisition, expropriation, seizure or other taking of title to or use of the Facility, any Component or any part thereof by any Governmental Authority or otherwise, (iii) any prohibition, limitation or restriction on the use by any Person of all or any part of its property or the interference with such use by any Person, or any eviction by paramount title or otherwise, (iv) any inadequacy, incorrectness or failure of the description of the Facility Site or the Ground Interest or any part thereof or any rights or property in which an interest is intended to be granted or conveyed by this Facility Site Lease, (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Ground Lessor, the Ground Lessee or any other Person, (vi) the failure by the Ground Lessee to comply with Section 3, Section 5, Section 8, Section 10 or any other provision hereof, or (vii) any other reason whatsoever, whether similar or dissimilar to any of the foregoing.

           (b) Notwithstanding the foregoing paragraph, this Facility Site Lease shall terminate upon the expiration or earlier termination of the Facility Lease (provided the Lien of the Lease Indenture has been discharged in accordance with the terms thereof) where, in connection with such expiration or early termination, (i) the Ground Lessee sells, conveys or otherwise transfers the Undivided Interest to the Ground Lessor, (ii) the Owner Participant sells, conveys or otherwise transfers the Lessor Membership Interest to the Ground Lessor, (iii) the Ground Lessor purchases all of the outstanding membership interests in the Owner Participant, or (iv) an Event of Loss has occurred, the Facility Lease has terminated as a result thereof and, in each case, the Ground Lessor has paid all amounts required to be paid under Section 10.2 of the Facility Lease.

Section 2.6 Election to Surrender. The Ground Lessee may, so long as the Lien of the Lease Indenture has been discharged in accordance with the terms thereof, elect to surrender the Ground Interest and transfer this Facility Site Lease to the Ground Lessor at any time following the expiration or termination of the Site Sublease Term upon payment of $1.00 to the Ground Lessor, subject to the rights set forth in Section 2.7, without representation or warranty other than a warranty as to the absence of Owner Lessor Liens accompanied by a warranty of the Owner Participant as to the absence of Owner Participant Liens. Upon such surrender, all obligations and liabilities of the Ground Lessee hereunder arising after such surrender, including its obligation to make rental payments hereunder, but subject to the rights set forth in Section 2.7 hereof, shall automatically be assumed by the Ground Lessor and the Ground Lessee shall be automatically released therefrom.

Section 2.7. Freight and Crate. For a period of one-hundred eighty (180) days following the expiration, termination or surrender of this Facility Site Lease, the Ground Lessee shall have the right, but not the obligation, to require the Ground Lessor at the Ground Lessor's sole risk and expense, to dismantle, remove and deliver that portion of the Facility comprised of the movable parts f.o.b. to a railroad or other suitable common carrier or, at the Ground Lessee's risk, to keep and store such movable parts on the Facility Land for a period of up to one hundred eighty (180) days following such expiration, termination or surrender. Notwithstanding the foregoing, if the Ground Lessee shall have requested the Ground Lessor to dismantle, remove and deliver such portions of the Facility, the Ground Lessor may avoid dismantling, storing and shipping such parts of the Facility by offering to purchase the Undivided Interest from the Ground Lessee at a price equal to the greater of (a) $1.00 or (b) the Fair Market Sales Value of the Undivided Interest determined in accordance with the Appraisal Procedure (taking into account that the Facility would otherwise be required to be removed from the Facility Site and therefore such value shall be determined after deducting the estimated cost of dismantling, removal and shipment of the movable parts and the cost of restoring the Facility Site to the condition that existed at the end of the Site Sublease Term, ordinary wear and tear excepted). In the event the Ground Lessee rejects the Ground Lessor's offer to purchase the Undivided Interest pursuant to this Section 2.7, the Ground Lessee shall, at its sole risk and expense, promptly after the delivery to the Ground Lessor of notice of such rejection, dismantle and remove the Facility from the Facility Site and the Retained Morgantown Land Transmission Line Area and restore the Facility Site and the Retained Morgantown Land Transmission Line Area to the condition that existed at the end of the Site Sublease Term, ordinary wear and tear excepted. In lieu of such dismantling, removal and restoration by the Ground Lessee, the Ground Lessee may transfer all of its right, title and interest in and to the Undivided Interest to the Ground Lessor for the consideration of One Dollar ($1.00). Any sales, transfer or similar taxes resulting from the Ground Lessor or its designee so obtaining any interest in any portion of the Facility, whether through deemed or actual conveyance or otherwise, shall be paid by the Ground Lessor. The provisions of this Section
2.7 shall expressly survive the expiration or earlier termination of the Site Lease Term and any surrender of this Facility Site Lease pursuant to Section 2.6 hereof. In no event shall the failure of either party to remove the Facility as provided herein be deemed a default under this Facility Site Lease, but the rights of the parties to enforce the provisions of this Section 2.7 shall not otherwise be affected at law or in equity.

SECTION 3  RENT

     Section 3.1 Rent. The Ground Lessee shall pay to the Ground Lessor on June 30 and December 30 of each year during the Basic Site Lease Term THREE THOUSAND THREE HUNDRED TWENTY FIVE AND 00/100 DOLLARS ($3,325.00) as rent for the semi-annual period ending on such date (a total of $6,650.00 annually); provided that the first payment of rent shall be payable on the Closing Date and shall be prorated from the Closing Date to December 29, 2000. For any Renewal Site Lease Term, the Ground Lessee agrees to pay to the Ground Lessor annual rent calculated in accordance with the formula set forth below. The initial calculation of such annual rent shall be made within thirty (30) days after the expiration of the Basic S ite Lease Term and shall be effective the day immediately following the last day of the Basic Site Lease Term (the "Rent
                                                                      ----
Adjustment Date"), and shall be subsequently calculated every fifth (5th) year
---------------
thereafter for so long as this Facility Site Lease continues (the Rent Adjustment Date and each anniversary thereof for which rent is recalculated as described above is referred to as a "Change Date"). In applying the formula the
                                     -----------
following definitions shall prevail:

       (A)     "Bureau" means the Bureau of Statistics of the United States
                ------
Department of Labor or any successor agency that shall issue the indices or data referred to in subdivision (B) below.

       (B)   "Price Index" means the U.S. Consumer Price Index for all Urban
              -----------
Consumers - U.S. City Average (all items) as issued from time to time by the Bureau or if the publication of the Consumer Price Index is discontinued, a comparable index similar in nature to the discontinued index which clearly reflects the diminution (or increase) in the real value of the purchasing power of the U.S. Dollar.

       (C)   "Monthly Price Index" means the Price Index issued by the Bureau
              -------------------
for each respective month in which a Change Date occurs. Each Change Date will thus have its own Monthly Price Index.

       (D)   "Base Index" means the Price Index issued by the Bureau for the
              ----------
month of December, 2044.

       (E) The "issue" of a Price Index means the release to the public of Price Index for the relevant month and the date of issue shall be the date it is so released, whether or not the release occurs within such relevant month. Retroactive adjustments shall be made to any payments made with respect to a month before the issue of a Price Index for that month.

Commencing on any Change Date, the annual rent payable by the Ground Lessee shall be increased or decreased for the next five (5) year period to an amount calculated by multiplying the annual rent in effect for the period immediately prior to such Change Date by a fraction, the numerator of which is the Monthly Price Index in respect of the Change Date in question and the denominator of which is the Monthly Price Index in respect to the immediately preceding Change Date (or the Base Index with respect to the Rent Adjustment Date). Such annual rent shall be payable semi-annually in two installments in arrears on each June 30 and December 30 during the Renewal Site Lease Term. All such rent for any partial semi-annual period during which the last day of the Site Lease Term occurs shall be prorated, in each case, on the basis of the actual number of days in such semi-annual period. During the Site Sublease Term, each payment of rent by the Ground Lessee for the lease of the Ground Interest pursuant to this
Section 3.1, and each payment of rent by the Ground Lessor for the sublease of the Ground Interest pursuant to Section 4 of the Facility Site Sublease shall be automatically offset one against the other, and no amounts shall be payable by the Ground Lessee or the Ground Lessor in respect thereof.

Section 3.2  Taxes and Assessments.

          (a) From and after the expiration or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term pursuant to and in accordance with this Facility Site Lease, the Ground Lessee agrees to pay to the Ground Lessor an amount equal to the Owner Lessor's Percentage of all Taxes and assessments, general or special, taxed, charged, levied, assessed or imposed upon the Facility Site (it being understood that the Ground Lessee shall not be responsible for any income or similar taxes imposed against the Ground Lessor for the rent hereunder, or for any sales, use, excise, transfer, recording or similar taxes payable by the Ground Lessor, or any corporate franchise or doing business tax or similar tax or fee imposed on the Ground Lessor or in connection with the business of or any interests owned or held by, the Ground Lessor). Such payment shall be due upon demand by the Ground Lessor, but in no event shall such amounts be due prior to the date such Taxes and assessments are due and payable to a taxing or assessing Governmental Authority. If the Facility Site is not separately assessed as a separate tax lot from the Retained Morgantown Land, with respect to the land component of any such Taxes and assessments the Ground Lessee shall pay a share equal to the Owner Lessor's Percentage of such Taxes and assessments based on the ratio which the area of the Facility Site bears to the total area of the assessment parcel and with respect to any improvements component of any Taxes and assessments, the Ground Lessee shall pay the portion of the Taxes and assessments attributable to the Undivided Interest. Notwithstanding the provisions of this Section 3.2(a), prior to the expiration or termination of the Site Sublease Term, the Ground Lessor shall pay all Taxes and assessments, general or special, taxed, charged, levied, assessed or imposed upon, or with respect to, the Facility Site, this Facility Site Lease, the Ground Lessor or in connection with the business of, or any interests owned or held by, the Ground Lessor and the Ground Lessor shall indemnify the Ground Lessee with respect thereto for such period, as provided in and subject to the terms, conditions and limitations in, Section 10.2 of the Participation Agreement. Such provisions of Section 10.2 of the Participation Agreement shall survive the expiration or termination of this Facility Site Lease.

          (b) Taxes and assessments shall be prorated between the Ground Lessor and the Ground Lessee for (a) the year in which the Site Lease Term expires, as of the date of expiration of the Site Lease Term and (b) for the year in which the expiration or earlier termination of the Site Sublease Term occurs. Proration of Taxes and assessments due to be paid with respect to such years shall be paid and appropriate adjustment and payment shall be made on the basis of actual Taxes and assessments, allocated as described in Section 3.2(a). To the extent the Ground Lessee's pro rata share of any Taxes and assessments under this Facility Site Lease shall be paid by the Ground Lessor appropriate adjustments and payments shall be made between the parties, at the time the actual Taxes and assessments are known, as may be necessary to accomplish proration as herein provided.

          (c) From and after the expiration or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term pursuant to and in accordance with this Facility Site Lease, the Ground Lessee shall have the right to contest any Taxes and assessments required to be paid by the Ground Lessee under this Facility Site Lease provided the Ground Lessee shall in good faith and with due diligence contest the same or the validity thereof by appropriate legal proceedings which shall have the effect of preventing the collection of the Taxes and assessments and the sale or foreclosure of any Lien for such Taxes and assessments during such contest (unless the Ground Lessee shall provide the Ground Lessor such security as may be reasonably required by the Ground Lessor to insure payment of the full amount of such Taxes and assessments, together with any interest and penalties which may accrue with respect thereto). The Ground Lessee shall have the right, at its sole expense, to institute and prosecute, in the Ground Lessor's name, any suit or action to contest any Taxes and assessments required to be paid by the Ground Lessee or to recover the amount of any such Taxes and assessments but, in such event, the Ground Lessee hereby covenants and agrees to indemnify and save the Ground Lessor harmless from any and all costs and expenses, including reasonable attorneys fees, in connection with any such suit or action. Any funds recovered by the Ground Lessee attributable to the period from and after the termination of the Site Sublease Term until the earlier of the expiration, surrender or termination of the Site Lease Term as a result of any such suit or action shall belong to the Ground Lessee, unless the Ground Lessor shall have paid the Tax and assessment with respect to such period. Any part of such recovery relating to any period ending on or prior to the expiration or termination of the Site Sublease Term and any period beginning after the expiration, surrender or termination of the Site Lease Term shall be paid to the Ground Lessor, unless the Ground Lessee shall have paid the Tax and assessment with respect to such period. Notwithstanding the foregoing, the Ground Lessee shall be entitled to reimbursement for any out-of-pocket costs and expenses incurred in connection with any such suit or action to the extent of any funds recovered, and any amounts payable to the Ground Lessor pursuant to the immediately two sentences shall be reduced by a portion of such out-of-pocket costs and expenses, to be determined by the Ground Lessor and Ground Lessee, acting reasonably, taking into account the amount of the recovery paid to each party.

Section 3.3 Suspension of Rent and Other Payments. In the event the Ground Lessee is entitled by the terms of the Facility Lease to exercise remedies as a result of a Lease Event of Default and any amounts remain unpaid to the Ground Lessee under the Facility Lease or any other Operative Document as a result of such Lease Event of Default, payment of any amounts owed to the Ground Lessor by the Ground Lessee under this Facility Site Lease, including without limitation, payments of rent and other amounts pursuant to Section 3.1 or 3.2 hereof, may, in the sole discretion of the Ground Lessee, be suspended until such time as all amounts due and owing to the Ground Lessee from the Ground Lessor under the Operative Documents have been paid in full.

Section 4   Quiet Enjoyment; Release Rights and Reserved Rights

Section 4.1 Ground Lessee's Right of Quiet Enjoyment. The Ground Lessor warrants that it owns good, clear, record and marketable title to the Facility Site subject only to the Permitted Encumbrances and that it has full right and authority to lease the Ground Interest to the Ground Lessee pursuant to the terms of this Facility Site Lease and agrees that, notwithstanding any provision of any other Operative Document to the contrary, so long as the Site Lease Term has not been terminated or surrendered pursuant to the express provisions of
Section 2.5, Section 2.6, or Section 6 hereof, neither the Ground Lessor nor any other Person claiming by, through, or under the Ground Lessor shall interfere with or interrupt the quiet enjoyment of the use, operation and possession by the Ground Lessee of the Ground Interest subject to the terms hereof.

Section 4.2 Ground Lessor's Release Rights. Notwithstanding any other provisions in this Facility Site Lease to the contrary, the Ground Lessor shall have the right from time to time to grant, create or release one or more rights-of-way and easements over or in respect of any portions of the Facility Site (collectively the "Ground Lessor's Release Rights"); provided, however, that
                   ------------------------------
such grant, creation, or release (a) shall not have a material adverse effect on the use or operation of the Facility Site as contemplated herein or of the Facility as contemplated by the Operative Documents or herein or preclude the use and operation of the Facility Site or the Facility in substantially the same manner and to substantially the same extent as was permitted prior to the exercise of the Ground Lessor's Release Rights, (b) shall not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the Facility as measured immediately prior to such grant, creation or release, assuming the Facility shall then be in the condition required to have been maintained by the terms of the Facility Lease, or (c) cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647; and provided, further, this Facility Site Lease and any Lien on the Ground Interest or otherwise under this Facility Site Lease, without the necessity of the execution, delivery or recording of any further instrument whatsoever shall be subject to any right-of-way or easement (the "Released Property") so granted,
                                              -----------------
created or released. Notwithstanding the foregoing, to the extent that any further instrument shall be required to effect such release, upon the request of the Ground Lessor, the Ground Lessee shall execute (in recordable form to the extent required) and deliver any such further instrument which shall be prepared by Ground Lessor at its expense and shall be in form and substance reasonably satisfactory to the Ground Lessee.

Section 4.3  Ground Lessor's Reserved Rights.

         (a) Notwithstanding any other provision in this Facility Site Lease to the contrary, the Ground Lessor reserves for itself and its agent, licensees, invitees, employees, lessees, sublessees, successors, and assigns, the following rights:

             (i) the right from time to time to use the Ground Interest during the Site Lease Term to develop, construct, use, operate and maintain the Leased Morgantown Improvements and any buildings, facilities, improvements or other structures (other than the Facility), whether now or hereinafter existing on the Facility Site, which shall include without limitation, (A) the right to construct, install, operate, use, repair and relocate buildings, facilities, improvements and structures (other than with respect to or in connection with the Facility) on or under the Facility Site, including buildings, roads, paths, walkways, sanitary sewers, storm drains, water and gas mains, water cooling systems, waste disposal systems, electric power lines, telephone, television and telecommunication lines, fire protection systems, safety sensor and monitoring systems and utility lines and systems, provided, however, that such development, construction, use, operation or maintenance shall not, individually or in the aggregate, have a material adverse effect on the use or operation of the Facility Site as contemplated herein or of the Facility as contemplated by the Operative Documents or herein or preclude the use or operation of the Facility Site in substantially the same manner and to substantially the same extent as was permitted prior to any such development, construction, installation, operation, use, repair or relocation, and shall not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the Facility as measured immediately prior to such development, construction, use, operation or maintenance, assuming the Facility shall then be in the condition required to have been maintained by the terms of the Facility Lease, or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647, or (B) any such acts as may be required to comply with any Requirements of Law (including any FERC Orders) pertaining to the Facility Site or said buildings, facilities, improvements or other structures located thereon.

              (ii) the right from time to time to remove, relocate, substitute, use or connect to any of the Leased Morgantown Improvements, in the Ground Lessor's discretion exercised in a commercial and reasonable manner, provided, however, that in no event shall such removal, relocation, substitution, use or connection, individually or in the aggregate, have a material adverse effect on the use or operation of the Facility Site as contemplated herein or of the Facility as contemplated by the Operative Documents or herein or preclude the use or operation of the Facility Site in substantially the same manner and to substantially the same extent as was permitted prior to any such removal, relocation, substitution, use or connection, and shall not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the Facility as measured immediately prior to such removal, relocation, substitution, use or connection, assuming the Facility shall then be in the condition required to have been maintained by the terms of the Facility Lease, or cause the Facility to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

          (b) If the Facility Lease has terminated and the Ground Lessor uses or intends to use the Leased Morgantown Improvements in connection with power generation facilities other than the Facility, the Ground Lessor and the Ground Lessee shall cooperate with each other and use good faith efforts to negotiate and enter into an agreement setting forth their respective rights and obligations with respect to the Leased Morgantown Improvements, including, without limitation, the rights and obligations of the parties regarding use, condemnation, casualty, maintenance, repair and insurance of the Leased Morgantown Improvements; provided, that in all events the Ground Lessee shall be permitted to use and operate the Facility Site and the Facility in the same manner and to the same extent as it was entitled to do as prior to the Ground Lessor's contemplated use of the Leased Morgantown Improvements in connection with other power generation facilities, provided further, that to the extent the Leased Morgantown Improvements and the Site Improvements are occupied or otherwise used by the Ground Lessor, its agents, licensees, invitees, employees, lessees, sublessees, successors and assigns, the Ground Lessor shall pay its share of expenses relating to the Ground Lessor's, its agents', licensees', invitees', employees', lessees', sublessees', successors' and assigns' actual use thereof to be determined from time to time.

          (c) As used in this Facility Site Lease, the phrase "use or operation", "use and operation" or any similar phrase shall be deemed to include, to the extent otherwise permitted under the terms of this Facility Site Lease, the maintenance, repair, upgrade, addition to, alteration, removal, restoration, replacement, modification, relocation and expansion of the improvements in question (including roads, paths, walkways, sanitary sewers, storm drains, water and gas mains, waste disposal systems, electric power lines, pipelines, telephone, television or telecommunication lines, fire protection systems, safety sensor and monitor systems and utility lines and systems).

Section 4.4  No Liability for Exercise of the Ground Lessor's Rights.

          (a) The exercise by the Ground Lessor of any of the rights set forth in and in accordance with Section 4.2 and 4.3 hereof (i) shall not be deemed to be a breach of the covenant of quiet enjoyment set forth in Section 4.1 hereof nor of any other provision of this Facility Site Lease, (ii) shall not entitle the Ground Lessee to any compensation or diminution or abatement of rent therefor, and (iii) shall not be deemed a constructive or actual eviction or otherwise be grounds for terminating or modifying this Facility Site Lease.

          (b) The Ground Lessee shall provide within thirty (30) days of request, an Officer's Certificate of the Ground Lessee to the effect that (i) such grant, creation or release described in Section 4.2 hereof, (ii) such development, construction, use, operation or maintenance described in Section 4.3(a)(i) hereof, or (iii) such removal, relocation, substitution, use or connection described in Section 4.3(a)(ii) hereof, either (x) complies with Sections 4.2 and 4.3 hereof or (y) does not comply with Section 4.2 and 4.3 hereof and stating in reasonable detail the basis of any such non- compliance. If the Officer's Certificate of the Ground Lessee indicates non-compliance, except in the case of any emergency, the Ground Lessor shall not undertake, and/or shall cease to pursue the action in question, until such time as the Ground Lessor and the Ground Lessee, each acting reasonably and in good faith, resolve such issues of non-compliance

Section 4.5  Release Rights and Reserved Rights Binding on Third Parties.

          The Ground Lessee agrees that during the Site Lease Term, the Ground Lessee will not (a) sublease or assign this Facility Site Lease or (b) otherwise encumber, cause to be encumbered or convey all or part of the Ground Lessee's interest hereunder, unless such sublease, assignment, encumbrance or conveyance expressly provides that the Ground Lessee's interest under this Facility Site Lease is subject to the Ground Lessor's Release Rights and reserved rights set forth in Sections 4.2 and 4.3 hereof and that any such sublease, assignment, encumbrance or conveyance shall automatically be subject to such rights without the necessity of the execution, delivery or recording of any further instrument whatsoever. Notwithstanding the foregoing, to the extent that any further instrument shall be required to effect such release, upon the request of the Ground Lessor, the Ground Lessee shall use commercially reasonable efforts to cause the beneficiary of any such sublease, assignment, encumbrance or conveyance to execute (in recordable form to the extent required) and deliver any such further instrument which shall be prepared by the Ground Lessor at its expense and shall be in form and substance reasonably satisfactory to such beneficiary.

SECTION 5  USE OF THE GROUND INTEREST BY THE GROUND LESSEE

       The Ground Lessee's rights hereunder to use the Facility Site shall be limited to the right of the Ground Lessee to use the Facility Site during the Site Lease Term in connection with the use, operation and maintenance of the Facility in accordance with the terms of the Operative Documents and all Requirements of Law (including the FERC Orders and any renewal or extension of such FERC Orders, if applicable), which shall include the right to operate, use, and repair the Leased Morgantown Improvements, all as are reasonably necessary for the commercial operation of the Facility, provided, however, that the Ground Lessee shall not be obligated to comply with any Requirements of Law (x) whose application or validity is being contested diligently and in good faith by appropriate proceedings for the time period of such contest or (y) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such Requirements of Law, so long as, in the case of each of clauses (x) or (y) above, such failure of compliance does not result in any material danger of (i) any sale, forfeiture or loss of any part of the Ground Interest, or (ii) the subjection of the Ground Interest to any Lien, other than Permitted Liens or (iii) any unindemnified liability or any criminal liability on the part of the Ground Lessor; provided, however, that at all times during the term of the Facility Site Sublease, the Ground Lessor, pursuant to the Facility Site Sublease, shall be obligated to perform, and the Ground Lessee shall be deemed to have performed, the obligations under this Section 5. The Ground Lessee hereby covenants and agrees to indemnify and save the Ground Lessor harmless from any and all costs and expenses, including reasonable attorneys fees, incurred in connection with the Ground Lessee's failure to comply with any Requirement of Law which it is obligated to comply with as contemplated above. Notwithstanding any provision contained in this Facility Site Lease or in any other Operative Document to the contrary, the Ground Lessee has the right to perform any and all acts required by any Requirement of Law (including any order of the FERC or its successor) affecting the Facility or the Facility Site without the prior approval of the Ground Lessor or any other party to the Operative Documents.

SECTION 6  TRANSFER OF THE GROUND INTEREST

       The Ground Lessee expressly agrees that it shall not transfer its Ground Interest except as provided herein or as part of the Ground Lessee's transfer of the Owner Lessor's Interest in accordance with the Operative Documents. The Ground Lessor acknowledges (a) that the Ground Lessee shall have the right to sublease the Ground Interest without the consent of any

Lease Financing Party to the Ground Lessor, upon the terms and conditions set forth in the Facility Site Sublease, (b) that the Ground Lessee shall have the right to transfer and convey the Ground Interest as part of a transfer under and in accordance with Section 10.2, 13.3, 14.4, 18.1(c) or 18.1(e) of the Facility Lease in connection with the Ground Lessee's transfer thereunder of the Owner Lessor's Interest and the Ground Lessor and the Ground Lessee agree to comply with the provisions of the applicable sections of the Facility Lease in connection with such transfer to the extent required thereunder, (c) that the Ground Lessee's interest hereunder may be transferred together with the Owner Lessor's Interest under the Facility Lease to a Leasehold Mortgagee (including the Lease Indenture Trustee) or an Affiliate thereof or any other Person who is the purchaser thereof in foreclosure of the Lien granted to any such Leasehold Mortgagee (including that granted under the Lease Indenture) or by deed in lieu of any such foreclosure or after any such foreclosure or deed in lieu of foreclosure and (d) at all times after the expiration or termination, for any reason whatsoever, of the Facility Lease, the Ground Lessee may transfer or assign its rights and obligations under this Facility Site Lease, or permit the sublease, sub-sublease or occupancy of the Ground Interest or the Facility to or by any third person with the prior written consent of the Ground Lessor and, if the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee (such consents not to be unreasonably withheld), subject, however, to the rights of an operator appointed pursuant to, and in accordance with the provisions of, the Ownership and Operation Agreement. With respect to an assignment only, the Ground Lessee shall be relieved of its obligations under this Facility Site Lease from and after the date of such transfer or assignment so long as the transfer or assignment is made in accordance with clause (d) above and the transferee or the assignee assumes and agrees to perform all obligations and liabilities of the Ground Lessee under this Facility Site Lease pursuant to such agreements, and on such terms, as shall be reasonably satisfactory to the Ground Lessor and if the Lien of the Lease Indenture has not been discharged, the Lease Indenture Trustee.

SECTION 7.  LIENS

Section 7.1 Liens by the Ground Lessee. The Ground Lessee hereby covenants that it will not, directly or indirectly, create, incur, assume or suffer to exist any Owner Lessor Liens, Owner Participant Liens or other encumbrances on or with respect to the Ground Interest, the Facility Site, or the Ground Lessor's title thereto or interest therein, as the case may be, other than the Liens created for the benefit of a Leasehold Mortgagee (including the Lease Indenture), any Liens existing upon return of the Facility to the Ground Lessee pursuant to the Facility Lease, any Permitted Liens, and any Liens permitted by this Facility Site Lease. The Ground Lessee shall promptly notify the Ground Lessor of the imposition of any such Owner Lessor Liens, Owner Participant Liens, or other encumbrances not permitted above of which the Ground Lessee is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien or contest any such Lien in good faith and with due diligence by appropriate legal proceedings and provided that the Ground Lessee shall provide the Ground Lessor with reasonable security as may be required by the Ground Lessor in connection with any such contest. Notwithstanding the foregoing provisions of this Section 7.1, during the

Site Sublease Term, the Ground Lessee's sole obligation under this Section 7.1 shall be to fulfill its obligations under Section 7.2 of the Participation Agreement.

Section 7.2 Liens by the Ground Lessor. The Ground Lessor hereby covenants that it will not, directly or indirectly, create, incur, assume or suffer to exist any Liens or other encumbrances on or with respect to the Leased Morgantown Improvements or the Facility Land, other than Permitted Liens. The Ground Lessor shall promptly notify the Ground Lessee of the imposition of any such Lien or other encumbrances described in the immediately preceding sentence of which the Ground Lessor is aware and shall promptly, at its own expense, take such action as may be necessary to fully discharge or release any such Lien or contest any such Lien in good faith and with due diligence by appropriate legal proceedings and provided that the Ground Lessor shall provide the Ground Lessee with reasonable security as may be required by the Ground Lessee in connection with any such contest. This Section 7.2 shall be subject to and not in derogation of
Section 8.2 of the Participation Agreement.

SECTION 8   MAINTENANCE AND REPAIR

     The Ground Lessee, at its own expense, will cause (a) the Facility Site to be maintained in all material respects in compliance with all Requirements of Law, including without limitation, all applicable Environmental Laws, unless such noncompliance could not reasonably be expected to result in a Material Adverse Effect or involve any (1) material risk of foreclosure, sale, forfeiture or loss of, or imposition of a Lien on, the Facility Land or the Leased Morgantown Improvements or the impairment of the use, operation or maintenance of the Facility Land or the Leased Morgantown Improvements in any material respect, (2) risk of criminal liability being incurred by the Ground Lessor or (so long as the Lien for the benefit of a Leasehold Mortgagee (including the Lease Indenture) has not been discharged) a Leasehold Mortgagee (including the Lease Indenture Trustee) or (3) material risk of any material adverse effect on the interests of the Ground Lessor or (so long as the Lien for the benefit of a Leasehold Mortgagee (including the Lease Indenture) has not been discharged) a Leasehold Mortgagee (including the Lease Indenture Trustee) or any of their respective Affiliates (including, without limitation, subjecting any such Person to regulation as a public utility under any Requirement of Law) and (b) the Leased Morgantown Improvements to be maintained in as good condition, repair and working order as when delivered to the Ground Lessee at the end of the Site Sublease Term, ordinary wear and tear excepted, and in any event, in all material respects (i) in accordance with Prudent Industry Practice, (ii) in compliance with all easements now existing or hereafter entered into in accordance with this Facility Site Lease with respect to the Leased Morgantown Improvements, and (iii) in accordance with the terms of all insurance policies required to be maintained pursuant to this Facility Site Lease, provided, further, however, that at all times during the term of the Facility Site Sublease, the Ground Lessor, pursuant to the Facility Site Sublease, shall be obligated to perform, and the Ground Lessee shall be deemed to have performed, the obligations under this Section 8.

SECTION 9  SITE IMPROVEMENTS

Section 9.1 Required Site Improvements. The Ground Lessee, without expense to the Ground Lessor and without the consent of any other Lease Financing Party, shall make or cause to be made any modifications, alterations, additions or other improvements to the Facility Site, which for all purposes hereof shall be deemed to exclude Non-Severable Improvements (the "Site Improvements") as they
                                                   -----------------
relate to the Ground Interest as are required (a) by Requirements of Law or any Governmental Authority having jurisdiction thereon, (b) by any insurance policies required to be maintained by the Ground Lessee under any Operative Document, or (c) by the Operative Documents (each, a "Required Site
                                                      -------------
Improvement"); provided, however, that the Ground Lessee may, in good faith and
-----------
by appropriate proceedings, diligently contest the validity or application of any Requirement of Law or any modifications, alterations, additions or other improvements required by any Governmental Authority, in any reasonable manner which does not involve any material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of a Lien (other than a Permitted Lien) on any part of the Facility Site or impair the use, operation or maintenance of the Facility Site in any material respect, or (ii) any criminal liability being incurred by, or any material adverse effect on the interests of, the Ground Lessor (including any Material Adverse Effect), the Owner Participant, the Ground Lessee, or any other Lease Financing Party, including, without limitation, subjecting any such person to regulation as a public utility under Requirement of Law, provided, further, however, that at all times during the term of the Facility Site Sublease, the Ground Lessor, pursuant to the Facility Site Sublease, shall be obligated to perform, and the Ground Lessee shall be deemed to have performed, the obligations under this Section 9.1.

Section 9.2 Optional Site Improvements. The Ground Lessee at any time may, without expense to the Ground Lessor and without the consent of any other Lease Financing Party, make or cause to be made any Site Improvement as the Ground Lessee considers necessary or desirable in the proper conduct of its business (any such non-Required Site Improvement being referred to as an "Optional Site Improvement"); provided that no Optional Site Improvement to the
 -------------------------
Facility Site shall, other than in an immaterial respect, diminish the current or residual value, remaining useful life or utility of the Leased Morgantown Improvements below the current or residual value, remaining useful life or utility thereof immediately prior to such Optional Site Improvement, assuming the Leased Morgantown Improvements shall then be in the condition required to have been maintained by the terms of this Facility Site Lease, or cause the Leased Morgantown Improvements to become "limited use" property, within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2
C.B. 647.

Section 9.3 Title to Site Improvements. Title to an undivided interest equal to the Owner Lessor's Percentage in all Site Improvements (other than Optional Site Improvements that are severable) shall automatically vest in the Ground Lessor upon being affixed to or incorporated into the Facility Site, and such undivided interest shall immediately (a) become subject to this Facility Site Lease, and (b) be deemed part of the Ground Interest for all purposes of this Facility Site Lease. Title to Optional Site Improvements that are severable shall automatically vest in the Ground Lessee.

SECTION 10  EASEMENTS

Section 10.1 Reservation of Easements by Ground Lessor on Facility Site. Ground Lessor does hereby reserve unto itself, its successors and assigns, on certain portions of the Facility Site shown by cross-hatching on Exhibit J attached
                                                         ---------
hereto and made a part hereof (the "Facility Site Easement Areas") the
                                    ----------------------------
non-exclusive easements (the "Facility Site Easements") set forth on Exhibit F
                              -----------------------                ---------
attached hereto.


Section 10.2 Grant of Easements from Ground Lessor to Ground Lessee on Retained Morgantown Land. Ground Lessor does hereby give, grant and convey to Ground Lessee on certain portions of the Retained Morgantown Land shown by cross-hatching on Exhibit J attached hereto and made a part hereof (the "Retained
            ---------                                              --------
Morgantown Land Easement Areas"); the non-exclusive easements (the "Retained
------------------------------
Morgantown Land Easements") set forth on Exhibit G attached hereto.
-----------------------------------                ---------

Section 10.3 Grant of Easements from Southern Ash to Ground Lessee on the Faulkner Flyash Facility Site. Southern Ash does hereby give, grant and convey to Ground Lessee on the Faulkner Flyash Facility Site shown by cross-hatching on Exhibit J attached hereto and made a part hereof (the "Faulkner Flyash Facility
---------                                              ------------------------
Site Easement Areas", together with the Facility Site Easement Areas and the
-------------------
Retained Morgantown Land Easement Areas, the "Easement Areas") the non-exclusive
                                              --------------
easements (the "Faulkner Flyash Facility Site Easements") set forth on Exhibit H
                ---------------------------------------                ---------
attached hereto.


     Section 10.4 Access to Easement Areas. Ground Lessor, Ground Lessee and Southern Ash agree each have access to the Easement Areas to enjoy the full use and benefit of each of their rights under the Facility Site Easements, the Retained Morgantown Land Easements and the Faulkner Flyash Facility Site Easements, as applicable. Employees and agents of Ground Lessor, Ground Lessee and Southern Ash, and their applicable vendors shall, while on a party's Easement Area, comply with such party's rules and regulations, including without limitation security requirements. The reservation of easements by the Ground Lessor hereunder, the easements hereby granted to Ground Lessee by Ground Lessor and the easements hereby granted by Southern Ash to Ground Lessee include, without limitation, reasonable access, in accordance with Prudent Industry Practice, to the applicable Easement Areas which access shall be by means of a route or routes from time to time reasonably designated by Ground Lessor with respect to the Retained Morgantown Land, Ground Lessee with respect to the Facility Site, and Southern Ash with respect to the Faulkner Flyash Facility Site; provided, however that such route or routes shall be of such width, load bearing capacity, turning radii, slope and other criteria as shall permit the grantee of the easements, its officers, directors, employees, agents, contractors, invitees, successors and assigns to accomplish the purposes of the easements reserved or conferred herein.

Section 10.5 Maintenance of Easement Areas. Ground Lessor, at Ground Lessor's cost, shall maintain all improvements, equipment and facilities of Ground Lessor on the Retained Morgantown Land Easement Areas in accordance with Prudent Industry Practice. Southern Ash, at Southern Ash's cost, shall maintain all improvements, equipment and facilities of Southern Ash on the Faulkner Flyash Facility Site in accordance with Prudent Industry Practice. From and after the expiration, surrender or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term pursuant to and in accordance with this Facility Site Lease, the Ground Lessee, at Ground Lessor's cost, shall maintain all improvements, equipment and facilities of Ground Lessee on the Facility Site Easement Areas in accordance with Prudent Industry Practice.

Section 10.6 Use of Easement Areas. Subject to the terms and provisions of this Facility Site Lease (including but not limited to the rights expressly granted to Ground Lessee herein) and without materially impairing the rights of Ground Lessee to use the Facility Site, the Retained Morgantown Land Easements or the Faulkner Flyash Facility Site Easements in connection with the use, operation and maintenance of the Facility, Ground Lessor shall be entitled to use of the Retained Morgantown Land for such uses and purposes as Ground Lessor may deem fit in Ground Lessor's sole discretion and Southern Ash shall be entitled to use of the Faulkner Flyash Facility Site for such uses and purposes as Southern Ash may deem fit in Southern Ash's sole discretion. Subject to the terms and provisions of this Facility Site Lease (including but not limited to the rights expressly granted to Ground Lessor or Southern Ash herein), and without materially impairing the rights of Ground Lessor to use the Retained Morgantown Land or the rights of Southern Ash to use the Faulkner Flyash Facility Site, in connection with the use, operation and maintenance of the facilities located thereon, Ground Lessee shall be entitled to use the Facility Site for such uses and purposes as Ground Lessee may deem fit in Ground Lessee's sole discretion.

Section 10.7 Relocation of Easements. Notwithstanding anything to the contrary contained herein, each party agrees that upon the written request of a party (the "Requesting Party"), the other parties (collectively, the "Other Party")
      ----------------                                          ----- -----
will consent and cause its Affiliates to consent to the relocation of the applicable portion of the Easement Area provided that (a) the Requesting Party pays the cost of such relocation including but not limited to costs related to the moving or rebuilding (or both) of any facilities in connection with such relocation, (b) such relocation will be to a portion of (x) the Retained Morgantown Land (if the relocation is of a Retained Morgantown Land Easement) approved by the Other Party, the Facility Site (if the relocation is of a Facility Site Easement) approved by the Other Party or the Faulkner Flyash Facility Site (if the relocation is of a Faulkner Flyash Facility Site Easement) approved by the Other Party, (c) such relocation will not materially adversely affect the use or operation of the facilities located thereon except for the minimum downtime associated with the cut-over for such relocation process in accordance with Prudent Industry Practice or materially adversely affect the use or operation of the facilities benefitting from such easement, (d) the Requesting Party's request for relocation is not inconsistent with Prudent Industry Practice, (e) such relocating does not materially diminish the size and scope of the easement as it existed prior to such relocation and does not otherwise materially decrease the Other Party's rights hereunder, (f) such actions shall not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the facilities located thereon as measured immediately prior to such actions, and (g) the Requesting Party obtains and delivers to the Other Party executed counterparts (in recordable form) of all documents necessary to grant and convey to the Other Party all the applicable easements and rights under this Facility Site Lease with respect to the relocation of the applicable portion of the Easement Area. Notwithstanding the foregoing, prior to the expiration or termination of the Site Sublease Term, any party may relocate easements burdening such party's land, without the consent of the other parties, provided such party complies with items (a) through (g) above. If a party relocates an easement burdening such party's land pursuant to the provisions of the immediately preceding sentence, such party shall (i) make reasonable efforts to notify the other parties of any such relocation and (ii) upon the request of a party, enter into an amendment to this Facility Site Lease to accurately reflect the relocated easement, including, in connection therewith, providing a revised plan (substantially similar to the ones set forth on Exhibit J) of the relocated
                                                ---------
easement, all at the cost and expense of the party relocating the easement. In addition, a party may from time to time request of any other party whether such other party has relocated any easements and such other party shall promptly respond by confirming that no relocations have been implemented or setting forth in reasonable detail any easements relocated as contemplated above.

Section 10.8 Modifications to Easement Areas; Rules and Regulations. A Requesting Party shall have the right from time to time to (A) close temporarily all or any portion of the Easement Areas for the purpose of making repairs, changes or alterations thereto or performing necessary maintenance in connection with any emergency (including closings resulting from adverse weather conditions) or for any other commercially reasonable purpose whatsoever which is not in consistent with Prudent Industry Practice, or (B) establish, modify and enforce rules and regulations with respect to the Easement Areas, provided, however, that such closings or rules and regulations, individually or in the aggregate, shall not materially decrease the Other Party's rights and benefits hereunder, shall not have a material adverse effect on the use or operation of the facilities located thereon or the facilities benefitting from the easements encumbering the Easement Area in question, and shall not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the relevant facilities as measured immediately prior to such actions, or cause the relevant facilities to become "limited use" property within the meaning of Rev. Proc. 75-28, 1975-1 C.B. 752 or Rev. Proc. 76-30, 1976-2 C.B. 647.

Section 10.9 Abandonment. If the Ground Lessor or the Ground Lessee decides to permanently abandon the use of the easements provided to it herein or any portion thereof, then the abandoning party shall notify the applicable other party and shall cause a release of such easement or portion thereof, whichever is applicable, to be recorded in the appropriate county clerk's office or other office for recording real estate documents.

Section 10.10 Damage or Destruction. All damage to or destruction of the Retained Morgantown Land, the Facility Site or the Faulkner Flyash Facility Site, as the case may be (including, without limitation, the applicable Easement Areas) resulting from the exercise of the easement rights contained herein or use of the applicable Easement Area by Ground Lessor or Ground Lessee, as the case may be, their respective officers, directors, employees, agents, contractors or invitees shall be promptly repaired and/or restored by Ground Lessor (if the damage or destruction was caused to the Facility Site after the expiration or termination of the Site Sublease Term) or Ground Lessee (if the damage or destruction was caused to the Retained Morgantown Land or the Faulkner Flyash Facility Site after the expiration or termination of the Site Sublease
Term) to at least the condition that existed immediately prior to such damage or destruction, at the sole cost and expense of the party who caused such damage or destruction.

Section 10.11 Interference with Use. Ground Lessor hereby agrees not to materially interfere with the use of the Retained Morgantown Land Easement Area by Ground Lessee as contemplated by the Operative Documents. Ground Lessee hereby agrees not to materially interfere with the current use of the Retained Morgantown Land Easement Area by Ground Lessor as contemplated by the Operative Document. Ground Lessee hereby agrees not to materially interfere with the current use of the Faulkner Flyash Facility Site Easement Area by Southern Ash, subject to Ground Lessee's rights set forth herein. Ground Lessor hereby agrees not to materially interfere with the use of the Facility Site Easement Area by Ground Lessee as contemplated by the Operative Documents. Ground Lessee hereby agrees not to materially interfere with the current use of the Facility Site Easement Area by Ground Lessor as contemplated by the Operative Documents. Southern Ash hereby agrees not to materially interfere with the use of the Faulkner Flyash Facility Site Easement Area by the Ground Lessee as contemplated herein.

Section 10.12 No Cost. Each easement granted herein may be enjoyed without charge or fee to the grantee of the easement.

Section 10.13 Covenants Running with the Land. The terms, conditions and easement rights contained herein shall be perpetual and shall be covenants running with the land as a burden upon the Retained Morgantown Land and Retained Morgantown Land Easement Area, the Facility Site and the Facility Site Easement Area and the Faulkner Flyash Facility Site and the Faulkner Flyash Facility Site Easement Area, as applicable.

SECTION 11  INSURANCE

       From and after the expiration or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term pursuant to and in accordance with this Facility Site Lease, the Ground Lessee shall maintain with financially sound and reputable insurance companies insurance in such amounts against such risks, loss, damage and liability as are customarily insured against by other enterprises of like size and type as that of the enterprises located on the Facility Site (including the Facility), subject to the availability of such coverage on commercially reasonable terms, all on terms and conditions which are in accordance with Prudent Industry Practice.

SECTION 12  EVENTS OF LOSS, CONDEMNATION, DAMAGE OR DESTRUCTION

          (a) If at any time during the Site Sublease Term an Event of Loss occurs or a Requisition occurs or other casualty occurs, the terms and provisions of the Facility Lease shall govern and control the rights and obligations of the parties hereto.

          (b) If at any time after the expiration or termination, for any reason whatsoever, of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term, the Ground Interest or any portion thereof is the subject of a Requisition, the proceeds of such Requisition shall be divided between the Ground Lessor and the Ground Lessee in the proportions specified in the condemnation award or agreement of transfer or, if not so specified, in proportion to the fair market value of the Ground Lessor's and the Ground Lessee's respective interests in the Ground Interest; provided that so long as the Lien for the benefit of a Leasehold Mortgagee (including the Lease Indenture) shall not have been terminated or discharged, all amounts payable to the Ground Lessee pursuant to this clause (b) shall be payable to the Leasehold Mortgagee (including the Lease Indenture Trustee) for application pursuant to the security documents of such Leasehold Mortgagee (including the Lease Indenture).

          (c) Subject to and without limiting the parties' obligations under the other Operative Documents, if the Facility or any part thereof is damaged or destroyed during the term of the Facility Lease by any fire or other casualty, the Ground Lessee shall have no obligation to repair or replace the Facility, and any insurance proceeds received by the Ground Lessee shall be distributed in accordance with the Facility Lease.

          (d) If, at any time after expiration or termination, for any reason whatsoever, of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term, the Facility or any part thereof is damaged or destroyed by any fire or other casualty, the Ground Lessee shall not, except to the extent expressly required under any other Operative Document or under Requirements of Law, be obligated to repair or replace the Facility, notwithstanding the availability of insurance proceeds for repair. If the Ground Lessee elects not to repair such damage, the Ground Lessee may terminate this Facility Site Lease by giving sixty (60) days' prior written notice to the Ground Lessor. All proceeds received by the Ground Lessee from insurance with respect to any casualty or property damage occurring on or after expiration or termination of Site Sublease Term, but during which period this Facility Site Lease remains in effect shall be applied first to pay any past due amounts then payable to the

Ground Lessor and/or any of its Affiliates pursuant to this Facility Site Lease and thereafter shall be applied as the Ground Lessee may elect; provided that so long as the Lien for the benefit of a Leasehold Mortgagee (including the Lease Indenture) shall not have been terminated or discharged, all amounts payable to the Ground Lessee pursuant to this clause (d) shall be payable to the Leasehold Mortgagee (including the Lease Indenture Trustee) for application pursuant to the security documents of such Leasehold Mortgagee (including the Lease Indenture).

          (e) To the extent that a Requisition occurs with respect to the Undivided Interest after the expiration or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term, provided the Ground Lessee shall have retained the Undivided Interest, the proceeds of such Requisition shall be paid solely to the Ground Lessee.

          (f) From and after the expiration or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term pursuant to and in accordance with this Facility Site Lease:

              (i) upon an Event of Loss described in clauses (i) or (ii) of the definition of Event of Loss, the Ground Lessee may terminate this Facility Site Lease, and

              (ii) upon an Event of Loss described in clause (iii) (without regard to the provisos in such clause (iii) and, in the case of a Requisition of use, only if such Requisition of use continues beyond the last day of the Basic Site Lease Term or any Renewal Site Lease Term then in effect) of the definition of Event of Loss, this Facility Site Lease shall automatically terminate.

SECTION 13  WAIVER OF PARTITION

       To the maximum extent permitted by Requirements of Law, each of the Ground Lessor and the Ground Lessee, on its own behalf and on behalf of its successors and assigns, hereby waives any right, whether pursuant to statute or common law, to partition the Facility Site or any interest or portion thereof (other than the Released Property), including the Ground Interest or any interest or portion thereof and such waiver shall remain in effect until expiration or termination of the Site Lease Term. Each of the Ground Lessor and the Ground Lessee agrees not to commence during such period any action of any kind seeking any form of partition with respect thereto. Each of the Ground Lessor and the Ground Lessee agrees to incorporate this waiver in all deeds, deeds of trust, mortgages, and instruments of conveyance relating to the Facility Site or any interest or portion thereof (other than the Released Property), whether delivered at the Closing or thereafter.

SECTION 14  GROUND LESSOR'S RIGHT TO PERFORM

       From and after the expiration or termination of the Site Sublease Term and until the earlier of the expiration, surrender or termination of the Site Lease Term pursuant to and in accordance with this Facility Site Lease, if the Ground Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein after notice to the Ground Lessee and failure of the Ground Lessee to so perform or comply within ten (10) days thereafter, the Ground Lessor may itself make such payment or perform or comply with such agreement in a reasonable manner, but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of the Ground Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Rate, to the extent permitted by Requirements of Law, shall be immediately due and payable by the Ground Lessee to the Ground Lessor on demand.

SECTION 15  SECURITY FOR THE GROUND LESSEE'S OBLIGATION UNDER THE LESSOR NOTES

Section 15.1  Security for the Ground Lessee's Obligation under the Lessor Notes

      Subject to Section 15.2 of this Facility Site Lease, during the Site
Lease Term, the Ground Lessee shall have the right to encumber, mortgage, pledge or hypothecate its interest in this Facility Site Lease or the Ground Interest and to grant an assignment of the rents, issues and profits from the Ground Interest (any such encumbrance, mortgage, pledge, hypothecation or assignment, a "Leasehold Lien") in favor of or to the Lease Indenture Trustee or, upon the
 --------------
assignment or discharge of the Lien of the Lease Indenture, to any lender providing leasehold mortgage financing to the Ground Lessee (collectively a "Leasehold Mortgagee"). In order to secure the Lessor Notes, or obligations to
--------------------
a Leasehold Mortgagee, the Ground Lessee will assign and grant a Lien to the Lease Indenture Trustee (or other Leasehold Mortgagee) of all of the Ground Lessee's right, title and interest in, to and under this Facility Site Lease (other than Excepted Payments). The Ground Lessor hereby consents to such assignment and to the creation of such Lien and security interest (and any sale arising from or in connection with the exercise of remedies) and acknowledges receipt of a copy of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Ground Lessor under any other circumstances. Unless and until the Ground Lessor shall have received written notice from the Lease Indenture Trustee that the Lien created under the Lease Indenture has been fully released, the Lease Indenture Trustee shall have the right to exercise the rights of the Ground Lessee under this Facility Site Lease to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture.

Section 15.2  Limitations on Granting Leasehold Liens

      Notwithstanding anything herein to the contrary, other than the Lien of the Lease Indenture, the Ground Lessee shall not be permitted to grant a Leasehold Lien on the Ground

Interest until the later to occur of (i) all obligations secured by the Lease Indenture have been paid in full in accordance with the terms thereof and (ii) the expiration or termination of the Facility Lease.

Section 15.3  Discharge of Leasehold Liens

      No surrender or termination of this Facility Site Lease shall be effective unless and until any and all Leasehold Liens encumbering the Ground Interest shall have been discharged. The Ground Lessee shall obtain and record, at its cost and expense (except as otherwise provided under the Operative Documents) any discharge, release or other document required in order to effectuate such release. The obligations of the Ground Lessee contained in this
Section 15.3 shall survive the expiration, surrender or termination of this Facility Site Lease.

SECTION 16  NONMERGER OF REVERSIONARY INTEREST

      The reversionary interest of the Ground Lessor in the Ground Interest shall not merge into any interest in the Ground Interest conveyed by this Facility Site Lease even if such reversionary interest and such interest leased are at any time vested in or held directly or indirectly by the same Person, but this Facility Site Lease shall nonetheless remain in full force and effect in accordance with its terms notwithstanding such vesting or holding unless and until the Person holding such interests shall execute an instrument affecting such merger and shall duly record such instrument. No such instrument of merger shall be executed and recorded unless and until the Lien for the benefit of a Leasehold Mortgagee (including the Lease Indenture) has been discharged in accordance with the terms thereof.

SECTION 17  MISCELLANEOUS

Section 17.1 Amendments and Waivers. No term, covenant, agreement or condition of this Facility Site Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by the party against which enforcement of the termination, amendment or waiver shall be sought.

Section 17.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or shall be produced by a telecommunications device capable of creating a written record, and any such notice shall become effective
(a) upon personal delivery thereof, including, without limitation, by overnight mail or next business day or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clause (a) or (b) above, in each case addressed to such party and copy party at its address set forth below or at such other address as such party or copy party may from time to time designate by written notice to the other parties:

       If to the Ground Lessor:

            Southern Energy Mid-Atlantic, LLC
            1155 Perimeter Center West
            Atlanta, Georgia  30338-4780
            Telephone No.: (678) 579-5000
            Facsimile No.:  (678) 579-7001
            Attention: President

       with a copy to:

            Southern Energy, Inc.
            1155 Perimeter Center West
            Atlanta, Georgia  30338-4780
            Telephone No.: (678) 579-5000
            Facsimile No.: (678) 579-6904
            Attention: President, with a copy to General Counsel

       If to the Ground Lessee:

            Morgantown OL1 LLC
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Telephone No.: (302) 651-1000
            Facsimile No.:  (302) 651-8882
            Attention:  Corporate Trust Administration

       with a copy to the Owner Participant:

            SEMA OP1 LLC
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890-0001
            Telephone No.: (302) 651-1000
            Facsimile No.:  (302) 651-8882
            Attention: Corporate Trust Administration and to the Lease Indenture Trustee:

            State Street Bank and Trust Company of Connecticut, National Association
            225 Asylum Street, Goodwin Square
            Hartford, Connecticut  06103
            Attention: Corporate Trust Department

       with a copy to:

            State Street Bank and Trust Company
            2  Avenue de Lafayette
            Boston, Massachusetts  02111
            Telephone No.: (617) 662-1681
            Facsimile No.: (617) 662-1465
            Attention: Corporate Trust Department

       If to Southern Ash:

            Southern Energy MD Ash Management, LLC
            1155 Perimeter Center West
            Atlanta, Georgia  30338-4780
            Telephone No.: (678) 579-5000
            Facsimile No.:  (678) 579-7001
            Attention: President

       with a copy to:

            Southern Energy, Inc.
            1155 Perimeter Center West
            Atlanta, Georgia  30338-4780
            Telephone No.: (678) 579-5000
            Facsimile No.: (678) 579-6904
            Attention: President, with a copy to General Counsel


     Section 17.3 Survival. Except as expressly set forth herein, the warranties and covenants made by each party hereto shall not survive the expiration or termination of this Facility Site Lease.

     Section 17.4   Successors and Assigns.

          (a) This Facility Site Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns as permitted by and in accordance with the terms hereof.

          (b) Except as expressly provided herein or in the other Operative Documents, the Ground Lessor may not assign or transfer any of its interests herein without the consent of the other party hereto.

Section 17.5 Governing Law. This Facility Site Lease was negotiated in the State of New York which the Ground Lessee and the Ground Lessor agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and, in accordance with (S) 5-1401 of the New York General Obligations Law, in all respects, including matters of construction, validity and performance, this Facility Site Lease shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that the provisions for the creation and enforcement of the
         ------
leasehold interest created hereby shall be governed by and construed according to the law of the state in which the Facility Site is located, it being understood that, to the fullest extent not prohibited by the law of the state in which the Facility Site is located, the law of the State of New York shall govern the validity and the enforceability of the representations, warranties, covenants and obligations of the Ground Lessee and the Ground Lessor under this Facility Site Lease and all other Operative Documents (excluding the Lessor LLC Agreement and the OP LLC Agreement, which shall be governed by and construed as set forth therein) and all of the indebtedness arising hereunder or thereunder. To the fullest extent permitted by law, the Ground Lessee and the Ground Lessor hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Facility Site Lease, except as expressly otherwise provided above.

Section 17.6 Severability. Any provision of this Facility Site Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 17.7 Counterparts. This Facility Site Lease may be executed in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 17.8 Headings and Table of Contents. The headings of the sections of this Facility Site Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 17.9 Further Assurances. Each party hereto will promptly and duly execute and deliver such further documents to make such further assurances for and take such further action reasonably requested by the other party, all as may be reasonably necessary to carry out more effectively the intent and purpose of this Facility Site Lease.

Section 17.10 Effectiveness of Facility Site Lease. This Facility Site Lease has been dated as of the date first above written for convenience only. This Facility Site Lease shall be effective on the date of execution and delivery by the Ground Lessee and the Ground Lessor.

Section 17.11 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Facility Site Lease is executed and delivered by the Owner Manager, not individually or personally but solely as Owner Manager of the Ground Lessee under the Lessor LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Ground Lessee is made and intended not as a personal representation, undertaking and agreement (as applicable) by the Owner Manager, but is made and intended for the purpose for binding only the Ground Lessee, (c) nothing herein contained shall be construed as creating any liability on the Owner Manager, individually or personally, to perform any covenant either expressly contained or implied herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Owner Manager be personally liable for the payment of any indebtedness or expenses of the Ground Lessee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Ground Lessee under this Facility Site Lease.

Section 17.12 Measuring Life. If and to the extent that any of the rights and privileges granted under this Facility Site Lease, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule or law relating to the vesting of interests in property or the suspension of the power of alienation of property, then it is agreed that notwithstanding any other provision of this Facility Site Lease, such options, rights and privileges, subject to the respective conditions hereof governing the exercise of such options, rights and privileges, will be exercisable only during (a) the longer of (i) a period which will end twenty-one (21) years after the death of the last survivor of the descendants living on the date of the execution of this Facility Site Lease of the following Presidents of the United States: Franklin D. Roosevelt, Harry S. Truman, Dwight D. Eisenhower, John F. Kennedy, Lyndon B. Johnson, Richard M. Nixon, Gerald R. Ford, James E. Carter, Ronald W. Reagan, George H.W. Bush and William J. Clinton or (ii) the period provided under the Uniform Statutory Rule Against Perpetuities or (b) the specified applicable period of time expressed in this Facility Site Lease, whichever of (a) and (b) is shorter.

Section 17.13 Memorandum. A memorandum of this Facility Site Lease shall be duly recorded against the Morgantown Land and the Faulkner Flyash Facility Site, for the purposes of memorializing the interests granted herein, in the appropriate recorder's office located in Charles County, Maryland by the Ground Lessor, at the Ground Lessor's expense.

SECTION 18  LENDER PROTECTIVE PROVISIONS

Section 18.1 Notices. No notice from the Ground Lessor hereunder shall be effective unless it is also given to the Leasehold Mortgagee. Any notice of default shall state the nature of the alleged default and shall specify the amounts of rent or other payments herein provided for that are claimed to be in default. The Leasehold Mortgagee shall be given notice of any arbitration or other proceeding or dispute between the Ground Lessor and the Ground Lessee and shall have the right to intervene therein and be made a party thereto. Further, the Leasehold Mortgagee shall receive notice, and a copy, of any award or decision made in said arbitration or other proceeding.

Section 18.2 Default and Cure Rights. During the existence of an event of default by the Ground Lessee hereunder, the Ground Lessor shall accept any curative acts undertaken by or at the instigation of the Leasehold Mortgagee in accordance with the terms of this Section as if the same had been undertaken by the Ground Lessee. If the Ground Lessor shall elect to terminate this Facility Site Lease by reason of any event of default of the Ground Lessee, the Leasehold Mortgagee shall have the right to postpone and extend the specified date for the termination of this Facility Site Lease as fixed by the Ground Lessor in its notice of termination, and in the event the Leasehold Mortgagee fully complies with its obligations and fully cures such event of default within the time periods specified below, no such termination shall be effected by the Ground Lessor, so long as such Leasehold Mortgagee shall (and shall agree with the Ground Lessor by giving a notice to that effect to the Ground Lessor) prior to the effective date of termination, to commence and diligently pursue to completion the following within the times hereinafter provided and shall, in fact, accomplish the following within such time periods:

       (i) cure or cause to be cured within thirty (30) days of such notice any then-existing monetary defaults of which the Leasehold Mortgagee has knowledge; and

       (ii) pay or cause to be paid any future or ongoing payment or other monetary obligations of the Ground Lessee hereunder, as the same fall due; provided, the Leasehold Mortgagee shall have such period of time (not to exceed thirty (30) days after written notice thereof to the Leasehold Mortgagee) as is reasonably necessary to cure any failure to pay any such amount when due; and

       (iii) promptly cure or cause to be cured within thirty (30) days any other defaults of which the Leasehold Mortgagee has knowledge and which the Leasehold Mortgagee is capable of curing; provided the Leasehold Mortgagee shall have an additional period (not to exceed an additional one hundred eighty (180) days) as is reasonably necessary beyond such initial thirty (30) day period to cure such default so long as the Leasehold Mortgagee diligently pursues the cure of such default to completion; and

       (iv) take steps to acquire or sell the Ground Lessee's interest in this Facility Site Lease by foreclosure of the Leasehold Lien or otherwise, and diligently prosecute to completion such steps, and in any event diligently prosecute such steps to completion within two hundred forty (240) days after notice of such proposed termination; provided, however that the Leasehold Mortgagee shall have an additional period (not to exceed an additional three hundred sixty-five (365) days) to complete such steps equal to the number of days that the Leasehold Mortgagee is under any statutory or judicial restraint restricting the taking or completion of such steps.

Section 18.3 Assignment. The Ground Lessee's interest in this Facility Site Lease may be assigned pursuant to judicial or non-judicial foreclosure or a conveyance in lieu of foreclosure (a "Foreclosure Transfer") to any Person,
                                      --------------------
subject to the prior written consent of the Ground Lessor and, if the Lien for the benefit of a Leasehold Mortgagee (including the Lease Indenture Trustee) has not been discharged, the Leasehold Mortgagee (including the Lease Indenture Trustee) (such consents not to be unreasonably withheld). Any such transferee under a Foreclosure Transfer, and any Person that acquires the Ground Lessee's interest under a new lease pursuant to Section 18.5 below may assign this Facility Site Lease or such new lease and shall thereupon be released from all liability as the Ground Lessee under this Facility Site Lease from and after the date of such assignment.

Section 18.4 Extension Options. If the Ground Lessee fails to exercise any option to extend the Site Lease Term within the time period set forth herein for such exercise, then such extension option shall not expire until: (a) the Ground Lessor has given the Leasehold Mortgagee written notice of such failure to exercise; and (b) the Leasehold Mortgagee has failed for a period of thirty (30) days following its receipt of such notice to exercise the extension option. The Ground Lessor agrees to accept the exercise of an extension option by the Leasehold Mortgagee within said period.

Section 18.5 New Agreement. If this Facility Site Lease, without the consent of the Leasehold Mortgagee, is terminated for any reason prior to its stated term, as the same may be extended, then the Ground Lessor shall, upon written request from the Leasehold Mortgagee made within thirty (30) days after such termination, enter into a new lease regarding the lease or sublease, as applicable, of the Ground Interest with the Leasehold Mortgagee timely requesting such a new agreement. The new agreement shall be on the same terms and conditions as this Facility Site Lease (including any rights or options to extend the Site Lease Term or acquire the Ground Interest) and shall have the same priority as this Facility Site Lease; provided, that notwithstanding the foregoing, the Ground Lessor shall not be responsible for removing or satisfying any Lien which is not attributable to the Ground Lessor or any of its Affiliates. The Ground Lessor's obligation to enter into the new agreement shall be conditioned upon the
following:   (a) the Leasehold Mortgagee shall have cured all monetary and nonmonetary defaults (capable of being cured by the Leasehold Mortgagee) in the manner and time periods set forth in Section 18.2 hereof, and (b) the Leasehold Mortgagee shall reimburse the Ground Lessor for all reasonable costs and expenses incurred in entering into the new agreement.

Section 18.6 Amendment. The cancellation, surrender or material amendment of this Facility Site Lease by the Ground Lessee shall not be effective as against the Leasehold Mortgagee without the written consent of such Leasehold Mortgagee, which consent shall not be unreasonably withheld or delayed, except for any such cancellation, surrender or amendment of this Facility Site Lease otherwise permitted pursuant hereto without consent of the Leasehold Mortgagee.

Section 18.7 No Merger. In the event that the Ground Lessee acquires the fee estate in the Ground Interest, the leasehold estate created pursuant to this Facility Site Lease shall not merge out of existence but instead shall be, become and continue as an encumbrance of the entire interests of the Ground Lessee in the real property.

Section 18.8 Estoppel Certificates. Within thirty (30) days after the written reasonable request therefor from the Leasehold Mortgagee, the Ground Lessor shall deliver to the Leasehold Mortgagee (and any other party identified by the Leasehold Mortgagee) an estoppel certificate signed by the Ground Lessor in form reasonably designated by the Leasehold Mortgagee which certifies as to: (a) the rent payable under this Facility Site Lease and the date through which such rent has been paid; (b) the term of this Facility Site Lease and the rights of the Ground Lessee, if any, to extend the term of this Facility Site Lease; (c) the nature of any defaults by the Ground Lessee alleged by the Ground Lessor; and
(d) any other matters reasonably requested by the Leasehold Mortgagee.

Section 18.9 Lease Indenture Trustee Rights. The Ground Lessor acknowledges and agrees that if the Lien of the Lease Indenture has been discharged or assigned to another Leasehold Mortgagee (subject to the terms and conditions of the other Operative Documents), the terms and provisions of this Facility Site Lease inuring to the benefit of the Lease Indenture Trustee shall be for the benefit of, and exercisable by, any such Leasehold Mortgagee.

SECTION 19  SUBDIVISION

       Upon the request of the Ground Lessee, the Ground Lessor shall, at its expense, use commercially reasonable efforts to cause a legal subdivision of the Facility Site from the Retained Morgantown Land (the "Subdivision"). The Ground
                                                      -----------
Lessor and the Ground Lessee shall cooperate with each other and use good faith efforts to do whatever is necessary (including, without limitation, promptly executing any documents or instruments required in connection with the Subdivision) in order to effectuate the Subdivision.

                    (Signatures Appear on Following Page(s))

   IN WITNESS WHEREOF, the parties hereto have caused this Facility Site Lease and Easement Agreement (L1) to be duly executed and delivered under seal by their respective officers thereunto duly authorized.


                                   GROUND LESSOR:

                                   SOUTHERN ENERGY MID-ATLANTIC, LLC,
                                   a Delaware limited liability company


                                   By: /s/ Raymond Haley
                                      ---------------------------------
                                   Name: Raymond V. Haley
                                   Title: Vice President
                                   Date: December 19, 2000

                                   GROUND LESSEE:

                                   MORGANTOWN OL1 LLC,
                                   a Delaware limited liability company

                                   By:  Wilmington Trust Company,
                                   not in its individual capacity but solely
                                   as Owner Manager under the Lessor LLC
                                   Agreement


                                   By: /s/ W. Chris Sponenberg
                                      ---------------------------------
                                   Name: W. Chris Sponenberg
                                   Title: Assistant Vice President
                                   Date: December 19, 2000

                                   Solely for the purposes of being bound
                                   by the terms, covenants and conditions
                                   contained in Section 10 hereof (including, without limitation, the granting of the easements set forth in Section 10.3 hereof):

                                   SOUTHERN ENERGY MD ASH MANAGEMENT, LLC,
                                   a Delaware limited liability company


                                   By: /s/ Jennifer A. Cohen
                                      ------------------------------------
                                      Name: Jennifer A. Cohen
                                      Title: Vice President
                                      Date: December 19, 2000

                                     (L1)
                                     ----